Kirkpatrick and Lockhart Preston Gates Ellis LLP
1601 K Street NW
Washington DC, 20006-1600

April 27, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Re: Viking Mutual Funds
Viking Tax-Free Fund for Montana, Viking Tax-Free Fund for North Dakota, Viking Large-Cap Value Fund and Viking
Small-Cap Value Fund
File Nos.  333-77993; 811-09277
Post-Effective Amendment No. 12

Ladies and Gentlemen:

We have acted as counsel to Viking Mutual Funds (Fund) in connection with the preparation of Post-Effective Amendment No. 12 to the Fund's Registration Statement on Form N-1A (the Amendment), and we have reviewed a copy of the Amendment being filed with the Securities and Exchange Commission.
Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ Kirkpatrick and Lockhart Preston Gates Ellis LLP